Exhibit 10.37

AMENDED AND RESTATED

EMPLOYEE CONFIDENTIAL INFORMATION

AND

NONCOMPETITION AGREEMENT

This Employee Confidential Information and Noncompetition Agreement is made and entered into on this 4TH day of May, 2007, by and between Robert O. Carr, hereinafter “Employee,” and Heartland Payment Systems, Inc., a Delaware corporation (collectively with any and all current and future subsidiary and/or affiliate companies, the “Company”).

WHEREAS, Employee has established an employment relationship with the Company and has received, and may continue to receive, certain benefits including stock grants and options; and

WHEREAS, by reason of employment by the Company, Employee has received, and will continue to receive, the value and advantage of confidential information and special training and skills, and the expert knowledge and experience of the contacts with other Company employees; and

WHEREAS, the future granting of stock grants and options represents an advantage to Employee and was conditioned upon Employee entering into this Agreement; and

WHEREAS, the Company and Employee are parties to that certain November 2001 Employee Confidential Information and Noncompetition Agreement (the “Old Agreement”); and

WHEREAS, the Company and Employee desire to revoke and terminate the Old Agreement and enter into this Agreement.

NOW THEREFORE, in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is agreed as follows:

Section 1. Scope of Agreement.

(a) This contract is not a contract of employment for any particular term. Employee’s employment by the Company is at will, unless otherwise agreed by the Company and Employee in writing.

(b) Severance policies and procedures are as set forth in the Employee Policy Manual of the Company; provided, that in the event of a conflict between this Agreement and the Employee Policy Manual, this Agreement shall govern.

Section 2. Severance and Bonuses.

(a) In consideration of the covenants by Employee contained below, in the event of a termination of Employee’s employment by action of the Company other than for Cause or Disability, the Employee will receive severance pay, in an amount equal to the base salary that would have been paid for a period of twelve (12) months payable in accordance with the Company’s regular payroll practices, plus medical benefits for such period; provided, that the Employee shall not be eligible to receive such severance pay unless such termination of employment occurs after the ninetieth (90th) day of the Employee’s employment by the Company. Medical benefit continuation during such severance period shall be counted against the benefit continuation period required under COBRA.

(b) In the event of a termination of Employee’s employment by action of the Company other than for Cause or in the event of termination of Employee’s employment by death of Employee, the Employee shall also be entitled to receive a pro rata portion (based on the number of days of Employee’s employment during the fiscal quarter in which the Employee’s employment is terminated) of any bonus payment that would have been payable to him for that fiscal quarter if the Employee had been in the employ of the Company for the full fiscal quarter. If the Employee’s compensation arrangement did not contemplate a bonus payable on a quarterly basis, but instead contemplated a bonus paid on some longer fiscal period (such as a half-year or full year), then the pro rata bonus shall be computed based on the number of days of Employee’s employment during such longer fiscal period in which the Employee’s employment is terminated and the amount of the bonus payment that would have been payable to him for such longer fiscal period. No bonus will be payable to the Employee with respect to any bonus period commencing after the bonus period in which the Employee’s employment terminated.

(c) Cause. “Cause” means:

(i) The Employee has breached the provisions of Section 4, Section 5, Section 6, or Section 7 of this Agreement in any material respect;

(ii) The Employee has been convicted of, or plead guilty or no contest to, (A) fraud, misappropriation or embezzlement in connection with the Company’s business, or (B) a felony, and has failed to submit a resignation in accordance with Section 2(f) below; or

(iii) The Employee has breached his or her duties hereunder or failed to perform his or her duties as an officer or employee of the Company, if such breach or failure has not been cured within thirty (30) days after receipt of written notice from the Company of such breach or failure.

Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause pursuant to clause (i) above unless and until there shall have been delivered to the Employee (A) a notice of termination and (B) a copy of a resolution duly adopted by the Board of Directors of the Company finding that, after reasonable notice to the Employee and an opportunity to be heard, in the good faith opinion of the Board of Directors of the Company, the Employee has engaged in conduct constituting Cause for termination hereunder.

(d) Disability. “Disability” means any mental or physical condition that renders the Employee unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of six (6) months.

(e) If the Employee is ever convicted of, or pleads guilty or no contest to, any felony offense, then the Employee shall immediately tender a resignation from each and every position the Employee then holds with the Company (whether as officer, director, employee, consultant or otherwise).

Section 3. Employees’ Acknowledgments.

(a) The Employee understands and acknowledges that because of the confidential and sensitive nature of the information to which the Employee will have access during the course of his employment with the Company, any unauthorized use, disclosure or misappropriation of such information will cause irreparable damage to the Company.

(b) The Employee acknowledges that the Company has expended considerable resources to develop the confidential information and the relationships that the Company enjoys with its customers, suppliers, employees, officers and other agents, and these assets of the Company are critical to the business of the Company. The Employee agrees that the restrictions set forth below are necessary to prevent even the inadvertent disclosure of this confidential information or the interference with these relationships and to protect the legitimate business interests of the Company and are reasonable in scope and content.

Section 4. Protection of Information.

(a) The Employee hereby covenants with Company that, throughout the term of his employment by the Company, Employee will serve Company’s best interests loyally and diligently. Throughout the course of employment by Company and thereafter,

Employee will not disclose to any person, firm, corporation or entity (except when expressly authorized in writing by Company) any information relating to Company’s business, including, without limitation, merchant application processing and credit underwriting software, merchant information systems, sales compensation and sales force automation software and systems, electronic payment transaction processing software, fraud and risk analysis systems, human resources and time and attendance information systems and software, payroll services information systems and payroll application processing software, sales policy documents, marketing communications materials, information relating to trade secrets, business methods, products, processes, procedures, development or experimental projects, suppliers, customer lists or the needs of customers or prospective customers, clients, etc., and will not use such information for his own purpose or for the purpose of any person, firm, corporation or entity except the Company.

(b) Upon termination of his employment with the Company, the Employee shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof that relate in any way to the business, products, practices or techniques of the Company, and all other property trade secrets and confidential information of the Company, including, but not limited to, all documents that in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

Section 5. Covenant Not to Compete.

(a) During the Restricted Period (as defined below), Employee will not (i) directly or indirectly engage in any business or activity which markets, sells or is developing products or services which compete with the products or services marketed, sold or being developed by the Company at the time of such termination (such business or activity being hereinafter sometimes called a “Competing Business”), in any country, state, territory, region or other geographic area, whether in the United States or otherwise, in which, at the time the Employee becomes no longer employed by the Company, the Company transacts business or sells or markets its products or services, whether such engagement by the Employee shall be as an officer, principal, agent, director, owner, employee, partner, affiliate, consultant or other participant in any Competing Business, or (ii) assist others in engaging in any Competing Business in any manner described in the foregoing clause (i).

(b) The Employee understands that the foregoing restrictions may limit his ability to earn a livelihood in a business competitive to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits in connection with the Company’s issuance of certain stock and stock options to the Employee as well as other benefits to clearly justify such restrictions which, in any event (given his education, skills and ability), the Employee does not believe would prevent him from earning a living.

(c) “Restricted Period” shall mean the period commencing on the date hereof and ending on the last day of the twelfth (12th) full calendar month following the Employee’s termination for any reason whatsoever including but not limited to involuntary termination (with or without Cause) and/or voluntary termination; provided that the Restricted Period shall be extended by any amount of time that the Employee has failed to comply with his promises contained in this Section 5 of this Agreement.

Section 6. Non Solicitation.

(a) During the period commencing on the date hereof and ending on the last day of the twelfth (12th) full calendar month following the Employee’s termination for any reason whatsoever including but not limited to involuntary termination (with or without Cause) and/or voluntary termination, Employee hereby covenants that he will not, directly or indirectly, solicit, entice or induce any Customer or Supplier (as defined below) of the Company to (i) become a Customer or Supplier of any other person or entity engaged in any business activity that competes with any business conducted by the Company at any time during the period of Employee’s employment with the Company, or any business planned by the Company at any time during the period of Employee’s employment with the Company or (ii) cease doing business with the Company, and Employee agrees that he will not assist any person or entity in taking any action described in the foregoing clauses (i) and (ii). For purposes of this Section 6, (A) a “Customer” of the Company means any person, corporation, partnership, trust, division, business unit, department or agency which, at the time of termination or within one year prior thereto, shall be or shall have been a customer, distributor or agent of the Company or shall be or shall have been contacted by the Company for the purpose of soliciting it to become a customer, distributor or agent of the Company; and (B) a “Supplier” of the Company means any person, corporation, partnership, trust, division, business unit, department or agency which, at the time of termination or within one year prior thereto, shall be or shall have been a supplier, vendor, manufacturer or developer for any product or service or significant component used in any product or service of the Company.

(b) During the period commencing on the date hereof and ending on the last day of the twenty-fourth (24th) full calendar month following the Employee’s termination for any reason whatsoever, including but not limited to involuntary termination (with or without Cause) and/or voluntary termination, the Employee will not, directly or indirectly, induce other employees of the Company to terminate their employment with the Company or engage in any Competing Business.

Section 7. Company Right to Inventions.

The Employee shall promptly disclose, grant and assign ownership to the Company for its sole use and benefit any and all inventions, improvements, technical information and suggestions relating in any way to the business of the Company (whether patentable or not), which he may develop, acquire, conceive or reduce to practice while employed by the Company (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or technical information. In connection therewith:

(a) The Employee shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the corporation and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

(b) The Employee shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ) all such assistance as it may require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such patents, inventions, improvements or technical information.

Section 8. Remedies; Survival.

(a) The Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Employee of the provisions in Section 4, Section 5, Section 6, or Section 7 hereof, the Company shall be entitled to but not limited to injunctive relief restraining him from such breach without posting any bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other additional or alternative remedies available for any breach or threatened breach of this Agreement, including but not limited to monetary damages.

(b) Notwithstanding anything contained in the Agreement to the contrary, the provisions of Section 4, Section 5, Section 6, Section 7 and this Section 8, shall survive the expiration or other termination of this Agreement or employment of the Employee by the Company until by their terms, such provisions are no longer operative.

Section 9. Other Agreements: Prohibition Against Use of Trade Secrets of Others.

(a) Employee represents and warrants to the Company that except for agreements set forth in Exhibit A attached hereto, if any, he is not a party to any agreement or other arrangement with any other corporation, partnership or entity relating to noncompetition with such entity or to non-disclosure of confidential and proprietary information of such entity or to other matters similar to the matters set forth in this Agreement.

(b) Employee represents, warrants and agrees that he can and will perform his duties for the Company without the unauthorized use of any confidential and/or proprietary information of others.

Section 10. General Provisions.

(a) This Agreement and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing executed by the Company and the Employee.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to legal principles pertaining to conflict of laws.

(c) It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, to the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein.

(d) Any suit, action or proceeding arising out of or relating to this Agreement shall be brought only in the Superior Court in the County of Mercer, New Jersey or the United States District Court for the District of New Jersey, and Employee hereby agrees and consents to the personal and exclusive jurisdiction of said courts over him or her as to all suits, actions and proceedings arising out of or relating to this Agreement, and Employee further waives any claim that such suit, action or proceeding is brought in an improper or inconvenient forum.

(e) If any portion of this Agreement shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provision in a manner which is as consistent with the original intent of the provision as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Agreement as a whole.

(f) This Agreement constitutes the entire and exclusive agreement between Employee and Company pertaining to the subject matter thereof, and supersedes and replaces any and all earlier confidential information, invention and noncompetition agreements between Company and Employee and representations and understandings of the parties with respect thereto, without extinguishing whatsoever rights heretofore acquired by Company under any previous agreements.

(g) The Company may assign any of its rights under this Agreement to any successor entity to the Company, including, but not limited to, any entity formed by the Company to carry on the business of the Company.

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IN WITNESS WHEREOF, the Agreement has been executed as aforesaid.

COMPANY

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Name:
Title:

EMPLOYEE:

By:
Name:	Robert O. Carr